Exhibit 10.2

Nautilus, Inc.

2005 Long-Term Incentive Plan

Form of Restricted Stock Agreement (Non-Employee Director)

Name of Non-Employee Director:
No. of Shares:	Date of Grant:	Vesting Commencement Date:

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of Date of Grant specified above, is made by and between Nautilus, Inc., a Washington corporation (the “Company”) and the non-employee director of the Company identified above (the “Director”).

RECITALS

WHEREAS, the Company has adopted the Nautilus, Inc. 2005 Long Term Incentive Plan, as amended (the “Plan”), pursuant to which the Company may make awards of Restricted Stock; and

WHEREAS, pursuant to the Plan, the Company’s Compensation Committee, a committee of the Board of Directors (the “Administrator”), administers the Plan and the Company’s Board of Directors (the “Board”) has the authority to determine the awards to be granted under the Plan to non-employee directors; and

WHEREAS, the Board has determined that the Director is eligible to receive an award under the Plan in the form of restricted stock;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

1.Grant of Restricted Stock.

1.1 Subject to the terms and conditions of this Agreement, the Company has issued to the Director the number of Shares specified at the beginning of this Agreement. These Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”

1.2 The Restricted Shares will be evidenced by a book entry made in the records of the Company’s transfer agent in the name of the Director (unless the Director requests a certificate evidencing the Restricted Shares). All restrictions provided for in this Agreement will apply to each Restricted Share and to any other securities distributed with respect to that Restricted Share. Each Restricted Share will remain restricted and subject to forfeiture to the Company unless and until that Restricted Share has vested in the Director in accordance with all of the terms and conditions of this Agreement. If a certificate evidencing any Restricted Share is requested by the Director, the Company shall retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Director tender to the Company a stock power duly executed in blank relating to such custody.

1.3The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

1.4 The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon Director and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

2.	Vesting.

2.1Subject to Sections 2.2 and 2.3 below, one hundred percent (100%) of the total number of Restricted Shares shall vest on the one (1) year anniversary of the Vesting Commencement Date specified above, subject to the Director’s continuous service as a member of the Company’s Board of Directors through such date.

2.2If Director’s service on the Board of Directors of the Company is terminated as a result of Director’s death, all unvested Restricted Shares shall immediately vest.

2.3All of the Restricted Shares shall immediately vest upon the occurrence of any of the following events: (i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets; (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group hold less than a majority of the outstanding capital stock of the surviving corporation; or (iii) any person or entity, including any “person” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the “beneficial owner”, as defined in the Exchange Act, of shares of the Company’s Common Stock representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company.

3.Lapse of Restrictions; Issuance of Unrestricted Shares. Upon the vesting of any Restricted Shares, such vested Restricted Shares will no longer be subject to forfeiture as provided in Section 4 of this Agreement. Upon the vesting of any Restricted Shares, all restrictions on such Restricted Shares will lapse, and the Company will, subject to the provisions of the Plan, issue to the Director a certificate evidencing the Restricted Shares that is free of any transfer or other restrictions arising under this Agreement.

4.Forfeiture. If (i) the Director’s service as a member of the Board is terminated for any reason, whether by the Company, by the Director or otherwise, voluntarily or involuntarily, other than in the circumstances described in Section 2 of this Agreement, or (ii) the Director attempts to sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise encumber any of the Restricted Shares or the Restricted Shares become subject to attachment or any similar involuntary process, then any Restricted Shares that have not previously vested shall be forfeited by the Director to the Company, the Director shall thereafter have no right, title or interest whatever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Director shall immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, the Director will deliver to the Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company will be authorized to deem such previously tendered stock power delivered, and the Company will be authorized to cancel any and all certificates representing Restricted Shares so forfeited and to cause a book entry to be made in the records of the Company’s transfer agent in the name of the Director (or a new stock certificate to be issued, if requested by the Director) evidencing any Shares that vested prior to forfeiture. If the Restricted Shares are evidenced by a book entry made in the records of the Company’s transfer agent, then the Company will be authorized to cause such book entry to be adjusted to reflect the number of Restricted Shares so forfeited.

5.Shareholder Rights. As of the date of issuance specified at the beginning of this Agreement, the Director shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares (including voting rights and the right to receive dividends and other distributions), except as otherwise specifically provided in this Agreement.

6.Restrictive Legends and Stop-Transfer Orders.

6.1 The book entry or certificate representing the Restricted Shares shall contain a notation or bear the following legend (as well as any notations or legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions and the Company’s rights to reacquire the Restricted Shares set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS [BOOK ENTRY] [CERTIFICATE] MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

6.2 The Director agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

6.3 The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.

7.Tax Consequences and Withholdings. The Director shall be solely responsible for any tax obligations that may arise as a result of the Restricted Shares. The Director understands that unless a proper and timely Section 83(b) election has been made as further described below, generally under Section 83 of the Code, at the time the Restricted Shares vest, the Director will be obligated to recognize ordinary income and be taxed in an amount equal to the Fair Market Value as of the date of vesting for the Restricted Shares then vesting.

8.Section 83(b) Election. The Director has been informed that, with respect to the grant of Restricted Shares, an election may be filed by the Director with the Internal Revenue Service, within 30 days of the date of issuance, electing pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares on the date of issuance. The Director acknowledges that it is the Director’s sole responsibility to timely file the election under Section 83(b) of the Code. If the Director makes such election, the Director shall promptly provide the Company a copy and the Company may require at the time of such election an additional payment for withholding tax purposes based on the Fair Market Value of the Restricted Shares as of the date of issuance.

9.Notices.  Any notices, designations, consents, offers, acceptances and any other communications required or permitted hereunder shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the principal office of the Company and, in the case of the Director, to the Director’s address appearing on the books of the Company or to the Director’s residence or to such other address as may be designated in writing by the Director.

10.Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

11.Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

12. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto.

13.Governing Law. This agreement shall be interpreted and construed in accordance with the internal the laws of the State of Washington, without regard to its principles or rules on the conflict of laws.

IN WITNESS WHEREOF, the Director and the Company have executed this Agreement effective as of the Date of Grant set forth above.

NAUTILUS, INC. By: __________________________ Name: Title:	DIRECTOR Signature: ________________________________ Print Name: _____________________________